                                                                   EXHIBIT 10.21


                    SENIOR MANAGER RESTRICTED STOCK AGREEMENT

                  This Senior Manager Restricted Stock Agreement (this "Agreement") is made as of this 19th day of December, 2003 (the "Effective Date") between THL Bedding Holding Company, a Delaware corporation (the "Company"), and the undersigned employee (the "Employee"). Certain capitalized terms used herein are defined in Section 6 hereof.

                  WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders to take action to promote work-force stability, to reward performance and otherwise align employee interests with those of the Company; and

                  WHEREAS, accordingly the Company has determined to issue restricted stock in accordance with the provisions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       PURCHASE AND SALE OF EMPLOYEE STOCK.

                  (a) Upon execution of this Agreement and payment of the Original Purchase Price (as hereinafter defined), the Company will issue to the Employee that number of shares of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock") set forth below such Employee's name on the signature page attached hereto, for a purchase price of $0.01 per share (the "Original Purchase Price"). All of such shares of Class B Common Stock purchased by the Employee hereby are referred to herein as "Employee Stock." To secure the Company's rights under the Repurchase Option in
Section 3, the Company will retain possession of the certificates representing the Employee Stock and will provide the Employee with copies thereof.

                  (b) The parties agree that the fair market value of each share of Employee Stock as of the date hereof is $0.01. The Employee, in his or her sole discretion, may make an effective election with the Internal Revenue Service (the "IRS") under Section 83(b) of the Code and the regulations promulgated thereunder in the form of EXHIBIT A attached hereto. The Employee understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after any acquisition of the Employee Stock to be effective. If the Employee files an effective election, the excess of the fair market value of the Employee Stock (which the IRS may assert is different from the fair market value determined by the parties) covered by such election over the amount paid by the Employee for the stock shall be treated as ordinary income received by the Employee, and the Company or its subsidiary, Simmons Company shall withhold from Employee's compensation all amounts required under applicable law. If the Employee does not file an effective election, future appreciation on the Employee Stock will generally be taxable as ordinary income when such stock vests pursuant to this Agreement. The foregoing is merely a brief summary of complex tax laws and regulations, and therefore, the Employee is strongly advised to consult with his or her own tax advisors.

                  (c) In connection with the acquisition of the Employee Stock hereunder, the Employee represents and warrants to the Company that:

                           (i) the Employee Stock to be acquired by the Employee pursuant to this Agreement will be acquired for the Employee's own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Employee Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws or this Agreement or the Securityholders' Agreement;

                           (ii) the Employee, either alone or acting in conjunction with James Reda of Mellon Human Resources & Investor Solutions, as Purchaser Representative (as such term is defined in Regulation D of the Securities Act), generally has such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Employee to understand and evaluate the risks and benefits of his or her investment in the Employee Stock;

                           (iii) the Employee has no need for liquidity in his or her investment in the Employee Stock and is able to bear the economic risk of his or her investment in the Employee Stock for an indefinite period of time and understands that the Employee Stock has not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Employee Stock in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available;

                           (iv) the Employee acknowledges that he or she is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available; and

                           (v) the Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Employee Stock and has had full access to or been provided with such other information concerning the Company as the Employee has requested.

                  (d) This Agreement constitutes the legal, valid and binding obligation of the Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject.

                  (e) As an inducement to the Company to issue the Employee Stock to the Employee and as a condition thereto, the Employee acknowledges and agrees that:

                           (i) neither the issuance of the Employee Stock to the Employee nor any provision contained herein shall entitle the Employee to remain in the employment of the Company and its Subsidiaries, if any, or affect the right of the Company to terminate the Employee's employment at any time for any reason; and

                           (ii) except as provided in any other agreement between the Company and/or Simmons Company or any subsidiary thereof and the Employee, the Company shall have no duty or obligation to disclose to the Employee, and the Employee shall have no right to be advised of, any material information regarding the Company and its Subsidiaries, if any, at any time prior to, upon or in connection with the forfeiture of the Employee Stock upon the termination of the Employee's employment with the Company or a subsidiary thereof.

                  (f) In connection with the issuance and sale by the Company to the Employee of the Employee Stock, the Company represents and warrants that:

                           (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;

                           (ii) the Company has taken all corporate action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby;

                           (iii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and

                           (iv)     the Employee Stock, when issued in
         accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will be free of all Encumbrances created by or through the Company. For purposes of this clause, "Encumbrance" means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, or similar right of any third party.

                  2.       VESTING OF EMPLOYEE STOCK.

                  (a)      General.

                    (i) Vesting. The shares of Employee Stock granted hereunder (the "Shares") will be deemed "vested" (the "Vested Shares") in accordance with this Section 2, based upon the Company's achievement of the EBITDA targets set forth below for each of the Company's fiscal years ending December 25, 2004, December 31, 2005, December 30, 2006 and December 29, 2007 (the "Measurement Years").

                                 EBITDA TARGETS
                              (dollars in millions)

                           CUMULATIVE
MEASUREMENT     TARGET       TARGET      90% OF TARGET    90% OF CUMULATIVE       ELIGIBLE
   YEARS        EBITDA       EBITDA         EBITDA          TARGET EBITDA          SHARES
   -----        ------       ------         ------          -------------          ------
   2004        $  136.6     $  136.6       $  123.0           $  122.9             25% of
                                                                               Employee Stock
   2005        $  160.3     $  296.9       $  144.3           $  267.2             25% of
                                                                               Employee Stock
   2006        $  180.8     $  477.7       $  162.7           $  429.9             25% of
                                                                               Employee Stock
   2007        $  193.8     $  671.5       $  174.4           $  604.4             25% of
                                                                               Employee Stock

The minimum EBITDA targets set forth above shall be appropriately adjusted by the Company's Board for acquisitions and dispositions made by the Company (whether by purchase or sale of assets, merger or otherwise) and such adjustments shall take into account the pro forma annual EBITDA of any acquired business.

                           (A)      Performance Based Vesting. At the end of
each Measurement Year, on the Measurement Date, the number of Shares set forth above shall be eligible to vest (the "Eligible Shares"). On each Measurement Date, 50% of the Eligible Shares shall become Vested Shares if at least 90% of the Target EBITDA amount was met for the prior Measurement Year. If more than 90% of the Target EBITDA amount was met for the prior Measurement Year, then the Eligible Shares shall become Vested Shares on a straight line basis such that an additional 5% of Eligible Shares shall become Vested Shares for each 1% that actual EBITDA exceeds 90% of the Target EBITDA amount.

                           (B)      Catch Up. On the fourth Measurement Date, in
addition to the vesting provided in subsection (A) above, the Employee shall be eligible to "catch-up" any missed vesting due to the Company's failure to meet any annual EBITDA target if the cumulative EBITDA targets set forth above are met; provided, that (a) at least 90% of the annual EBITDA target in the final Measurement Year is met and (b) the actual EBITDA for the final Measurement Year of vesting exceeds the actual EBITDA for the immediately preceding Measurement Year (collectively, the "Catch-Up Targets"). If 90% of the Cumulative Target set forth above is met, then 50% of the Total Shares that are Eligible Shares but which did not previously become Vested Shares (the "Missed Shares") shall become Vested Shares. If over 90% of the Cumulative EBITDA Target above is met, then a number of Missed Shares will become Vested Shares, determined on a straight line basis such that an additional 5% of the Missed Shares will become Vested Shares for each 1% that actual Cumulative EBITDA exceeds 90% of the Cumulative EBITDA Target.

                  (ii) Change of Control. Shares that are not Vested Shares will accelerate as set forth below upon a Change of Control solely if the Company (a) achieves at least 90% of the Target EBITDA for the Measurement Year immediately preceding the year in which the Change of Control occurs, and (b) the actual EBITDA for the Measurement Year immediately preceding the year in which the Change of Control occurs exceeds the actual EBITDA for the preceding year. If (x) the conditions set forth in clauses (a) and (b) above are met, and
(y) the Company achieves 90% of the Cumulative EBITDA Target above for the Measurement Year completed immediately prior to the Change of Control, then 50% of the Missed Shares and 50% of the shares that are not Eligible Shares shall become Vested Shares. If the Company achieves more than 90% of the Cumulative EBITDA Target above, then a number of Missed Shares will become Vested Shares, determined on a straight line basis such that an additional 5% of the Missed Shares and 5% of the shares that are not Eligible Shares will become Vested Shares for each 1% that actual Cumulative EBITDA exceeds 90% of the Cumulative EBITDA Target.

                  (b) In the event the Employee ceases to be employed by the Company or any of its Subsidiaries on a full-time basis for any reason, then
(i) all shares of Employee Stock shall cease vesting effective as of the date upon which the Employee ceases to be so employed (the "Termination Date") and,
(ii) in the event that the Company achieves the Target EBITDA with respect to the Measurement Year in which such termination occurs, then the Eligible Shares with respect to such year multiplied by a fraction, the numerator of which shall equal the number of whole months during such year that the Employee remained employed with the Company and the denominator of which is 12, shall become Vested Shares as of the end of such year.

                  (c)      Notwithstanding the vesting terms set forth in clause
(a) above, if the Employee remains employed on a full-time basis with the Company or any of its Subsidiaries from the Effective Date through the eighth anniversary of the Effective Date, all Employee Stock subject to vesting pursuant to clauses (a)(i) shall automatically and immediately vest on the eighth anniversary of the Effective Date.

                  3.       REPURCHASE OF SHARES.

                  (a) In the event that the Employee ceases to be employed by the Company or any of its Subsidiaries on a full-time basis for any reason, then all shares of Employee Stock (whether held by the Employee or by one or more of the Employee's transferees) which as of the date of termination:

                           (i) have not vested pursuant to Section 2 hereof, will be subject to repurchase by the Company, at its option (the "Non-Vested Repurchase Option"), for the lower of the Original Purchase Price of the Employee Stock and Fair Market Value;

                           (ii) have vested pursuant to Section 2 hereof, will be subject to repurchase by the Company, at its option (the "Vested Repurchase Option"), for Fair Market Value.

                  (b) In the event of a Change of Control, then all shares of Employee Stock (whether held by the Employee or by one or more of the Employee's transferees) which, as of the date of such Change of Control, have not become Vested Shares pursuant to Section 2, will be subject to repurchase by the Company, at its option (the "Non-Vested Change of Control Repurchase Option") for the lower of the Original Purchase Price of the Employee Stock and Fair Market Value.

                  (c) The Non-Vested Change of Control Repurchase Option, together with the Non-Vested Repurchase Option and the Vested Repurchase Option, are referred to collectively as the "Repurchase Options." The Repurchase Options shall be exercised by the Company, or its designee, from time to time, by delivering to the Employee a written notice of exercise and a check in the amount of the Original Purchase Price or Fair Market Value, as determined in accordance with Sections 3(a) and (b) above. Upon delivery of such notice and payment of the purchase price as described above, the Company, or its designee, shall become the legal and beneficial owner of the shares of Employee Stock being repurchased and all rights and interest therein or related thereto, and the Company, or its designee, shall have the right to transfer to its own name the number of shares of Employee Stock being repurchased without further action by the Employee or any of his or her transferees. If the Company or its designee elect to exercise the repurchase rights pursuant to this Section 3 and the Employee or his or her transferee fails to deliver the shares of Employee Stock in accordance with the terms hereof, the Company, or its designee, may, at its option, in addition to all other remedies it may have, deposit the purchase price in an escrow account administered by an independent third party (to be held for the benefit of and payment over to the Employee or his or her transferee in accordance herewith), whereupon the Company shall by written notice to the Employee cancel on its books the certificates(s) representing such shares of Employee Stock registered in the name of the Employee and all of the Employee's or his or her transferee's right, title, and interest in and to such shares of Employee Stock shall terminate in all respects.

                  (d) Notwithstanding the foregoing, if at any time the Company elects to purchase any Class B Common Stock pursuant to this Section 3, the Company shall pay the purchase price for the Class B Common Stock it purchases (i) first, by offsetting indebtedness, if any, owing from such Employee to the Company and (ii) then, by the Company's delivery of cash for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Class B Common Stock so purchased, duly endorsed; provided that, if any such cash payment at the time such payment is required to be made would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their property or (B) after giving effect thereto, a Financing Default, or (C) if the Board determines in good faith that immediately prior to such purchase there shall exist a Financing Default which prohibits such purchase, dividend or distribution ((A) through (C) collectively the "Cash Deferral Conditions"), the portion of the cash payment so affected may be made by the Company's delivery of a promissory note or senior preferred shares of the Company with a liquidation preference equal to the balance of the purchase price. The promissory note or senior preferred shares shall accrue interest or yield, as the case may be, annually at the "prime rate" published in The Wall Street Journal on the date of issuance, which interest or yield, as the case may be, shall be payable at maturity or upon payment of distributions by the Company. The value of each such senior preferred share shall as of its issuance be deemed to equal (A) the portion of the cash payment paid by the issuance of such preferred shares divided by (B) the number of senior preferred shares so issued. Any senior preferred shares or the promissory note shall be redeemed or payable when and to the extent the Cash Deferral Condition which prompted their issuance no longer exists.

                  (e) In the event that Employee Stock is repurchased pursuant to this Section 3, the Employee and his or her successors, assigns or Representatives shall take (at the Company's expense) all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.

                  4.       LEGEND.

                  The certificates representing the Employee Stock will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF DECEMBER 19, 2003, BETWEEN THE COMPANY AND THE OTHER SIGNATORY THERETO. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

                  THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A SECURITYHOLDERS' AGREEMENT DATED DECEMBER 19, 2003 AMONG THL BEDDING HOLDING COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THL BEDDING HOLDING COMPANY.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

                  5.       RESTRICTIONS ON TRANSFER, CONVERSION AND VOTING.

                  (a) The Company and the Employee acknowledge and agree that the shares of Employee Stock are subject to and restricted by the Securityholders' Agreement and with respect to such shares of Employee Stock, the Employee shall be an "Employee" or "Senior Manager," as the case may be, and as each such term is used in the Securityholders' Agreement. Notwithstanding anything to the contrary contained in the Securityholders' Agreement, no shares of Employee Stock that have not become Vested Shares pursuant to Section 2 hereof may be transferred to any Person and no shares of Employee Stock that are Vested Shares may be transferred to any Person who is not an Affiliate of the Employee. The Vested Shares may be transferred by will or the laws of descent and distribution.

                  (b) Prior to any Transfer, the transferee shall agree, by execution of a Joinder Agreement, to be bound by this Agreement as holder of Employee Stock and by the Securityholders' Agreement as an Employee or Senior Manager, as the case may be. Any Transfer or attempted Transfer of any Employee Stock in violation of the preceding sentence shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Employee Stock as the owner of such stock for any purpose.

                  (c) The Employee agrees that so long as the Employee owns shares of Employee Stock which have not become Vested Shares pursuant to Section 2 hereof, the Employee shall be obligated to vote all of his, her or its shares of Employee Stock which have not become Vested Shares pursuant to Section 2 hereof in the same manner and proportions as the votes cast by the holders of a majority of the Company's voting capital stock not subject to such repurchase rights. If the Employee fails or refuses to vote his, her or its shares of Employee Stock which have not become Vested Shares pursuant to Section 2 hereof as required by, or votes his, her or its shares of Employee Stock which have not become Vested Shares pursuant to Section 2 hereof in contravention of this
Section 5(c), then the Employee hereby grants to each of the President and Treasurer of the Company, acting solely in his or her capacity as such, an irrevocable proxy, coupled with an interest, to vote such shares in accordance with Section 5(c).

                  6.       DEFINITIONS.

                  Capitalized terms used herein, but not defined herein, shall have the meanings given to them in the Employment Agreement. The following terms shall have the meanings ascribed below:

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

                  "Board" means the Board of Directors of the Company.

                  "Change of Control" shall mean the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other party or parties, other than an Affiliate of THL, on an arm's-length basis, pursuant to which (a) a party or group (as defined under Rule 13d under the Securities Exchange Act of 1934, as amended) who is not a stockholder of the Company on the Effective Date, acquires, directly or indirectly (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), more than 50% of the voting stock of the Company, (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, or (c) prior to an initial public offering of the Company common stock pursuant to an offering registered under the Securities Act, Thomas
H. Lee Equity Fund V, L.P., a Delaware limited partnership, and its affiliates cease to have the ability to elect, directly or indirectly, a majority of the Board.

                  "Class A Common Stock" means the Company's Class A Common Stock, $0.01 par value per share.

                  "Class B Common Stock" has the meaning set forth in Section 1(a) hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Credit Agreement" shall mean the Credit and Guaranty Agreement, dated as of December 19, 2003 by and among THL-SC Bedding Company, certain of its subsidiaries, as Guarantors, Goldman Sachs Credit Partners, L.P., as sole bookrunner, joint lead arranger and co-syndication agent, certain Lenders, UBS Securities LLC, as joint lead arranger and co-syndication agent, and Deutsche Bank, A.G., Cayman Islands Branch, as administrative agent for Lenders, as amended, modified, restated or refinanced from time to time.

                  "EBITDA" has the meaning set forth in the Credit Agreement.

                  "Employee Stock" has the meaning set forth in Section 1(a) hereof. The Employee Stock will continue to be Employee Stock in the hands of any holder other than the Employee (except for the Company and except for transferees in a Public Sale) and, except as otherwise provided herein, each such other holder of the Employee Stock will succeed to all rights and obligations attributable to the Employee as a holder of the Employee Stock hereunder. The Employee Stock will also include shares of the Company's capital stock issued with respect to the Employee Stock by way of a stock split, stock dividend or other recapitalization.

                  "Fair Market Value" shall be determined by the Board in good faith. Upon such determination, the Company shall promptly provide the Employee with notice of the Fair Market Value so determined (the "Board Notice"). In the event of a determination of Fair Market Value with respect to Class B Common Stock owned by a Senior Manager, such Senior Manager shall have the right to contest such determination in good faith, by delivery of written notice to the Company within ten (10) days of delivery of the Board Notice. If the Senior Manager does not notify the Company of any disagreement therewith, then the Fair Market Value shall be as set forth in the Board Notice. If the Senior Manager does notify the Company of his or her disagreement with the Fair Market Value set forth in the Board Notice within such 10-day time period, then the Company must retain an independent third party appraiser to make such Fair Market Value determination (the "Final Determination"), and such Final Determination shall govern; provided, however, that if the Final Determination of Fair Market Value equals less than 110% of the Fair Market Value set forth in the Board Notice, then the Senior Manager shall pay for all costs and expenses of the third party appraiser.

                  "Financing Default" means any event of default or breach under
(i) that certain Credit and Guaranty Agreement, dated as of December 19, 2003 by and among THL-SC Bedding Company, certain of its subsidiaries, as Guarantors, Goldman Sachs Credit Partners, L.P., as sole bookrunner, joint lead arranger and co-syndication agent, certain Lenders, UBS Securities LLC, as joint lead arranger and co-syndication agent, and Deutsche Bank, A.G., Cayman Islands Branch, as administrative agent for Lenders, as amended, modified, restated or refinanced from time to time, (ii) that certain senior unsecured floating rate loan facility by and among THL-SC Bedding Company, certain of its subsidiaries, certain lenders, party thereto and

Deutsche Bank, A.G., Cayman Islands Branch, as administrative agent, as amended, modified, restated or refinanced from time to time, (iii) the covenant contained in the Indenture which permits repurchases by the Company of employee stock not exceeding a specified amount in the aggregate, or (iv) any other similar notes or instruments that the Company or its Subsidiaries may issue from time to time.

                  "Fully Diluted Shares" means, as of any date of determination, the number of shares of Class A Common Stock and Class B Common Stock outstanding, plus (without duplication) shares of Class A Common Stock and Class B Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Class A Common Stock or Class B Common Stock or securities exercisable for or convertible or exchangeable into Class A Common Stock or Class B Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event, or shares of Class A Common Stock that are deemed to be held by participants under the Company's Deferred Compensation Plan, adopted by the Board as of December 19, 2003, as described therein.

                  "Indenture" shall mean that certain Indenture, dated as of December 19, 2003, governing the Company's Senior Subordinated Notes due 2013 as amended, modified, restated or refinanced from time to time.

                  "Measurement Date" shall mean the date upon which the Company shall have received its audited financial statements for the prior Measurement Year, beginning with the Measurement Year ending December 25, 2004.

                  "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Representative" means, with respect to the deceased Employee, the duly appointed, qualified and acting personal representative (or personal representatives collectively) of the estate of the deceased Employee (or portion of such estate that includes Employee Stock), whether such personal representative holds the position of executor, administrator or other similar position qualified to act on behalf of such estate.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal law then in force.

                  "Securityholders' Agreement" means the Securityholders' Agreement dated December 19, 2003 between the Company and certain stockholders of the Company, as amended, modified or supplemented from time to time.

                  "Senior Manager" shall mean each of Charles Roy Eitel, William
S. Creekmuir, Robert W. Hellyer and Rhonda C. Rousch, and/or any other Persons designated by the Board as Senior Managers (collectively, the "Senior Managers").

                  "THL" means Thomas H. Lee Equity Fund V, L.P., a Delaware limited partnership, Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Cayman Fund V, L.P., 1997 Thomas H. Lee Nominee Trust, Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, and Putnam Investments Employees' Securities Company II, LLC.

                  "Transfer" means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Employee Stock.

                  7.       GENERAL PROVISIONS.

                  (a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (b) Entire Agreement. This Agreement and the Securityholders' Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Employee, the Company, and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of Employee Stock); provided that the rights and obligations of the Employee under this Agreement shall not be assignable except in connection with a permitted transfer of Employee Stock hereunder.

                  (e) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE,

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WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS PROVISION OR RULE
(WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  (f) Jurisdiction and Venue. SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN GEORGIA. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT THE NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

                  (g) Remedies. Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney's fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

                  (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Employee and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

                  (i) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

                           If to the Company, to:

                                    THL Bedding Holding Company
                                    One Concourse Parkway, Suite 800
                                    Atlanta, GA  30328
                                    Attention: Chief Financial Officer and
                                               General Counsel

                           With a copy to:

                                    Thomas H. Lee Partners, L.P.
                                    75 State Street
                                    Boston, MA  02109
                                    Attention:  Scott A. Schoen
                                                Todd M. Abbrecht
                                                George Taylor

                           If to the Employee, to the address set forth underneath the Employee's name on the signature pages hereto.

                  (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (k) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

                  (l) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (m) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  (n) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (o) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

                                    THL BEDDING HOLDING COMPANY

                                    By: /s/ Robert W. Hellyer
                                        Name: Robert W. Hellyer
                                        Title: President

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

                                    EMPLOYEE:

                                    The Charles Roy Eitel Revocable Trust
                                    Print Name By: Charles R. Eitel, Trustee

                                    /s/ Charles R. Eitel
                                    Signature

                                    Address: 1100 Grand Isle Drive
                                             Naples, FL 34108

                                    Shares of Employee Stock Purchased  183,529

                                                                       EXHIBIT A

                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE

                  The undersigned purchased _______ shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of THL Bedding Holding Company (the "Company") pursuant to a Restricted Stock Agreement (the "Restricted Stock Agreement"), dated as of December 19, 2003 (the "Effective Date"), between the Company and the undersigned. Under certain circumstances, the Company has the right to repurchase the Class B Common Stock from the undersigned (or from the holder of the Class B Common Stock, if different from the undersigned) upon the occurrence of certain events as described in the Restricted Stock Agreement. Hence, the Class B Common Stock is subject to a substantial risk of forfeiture and is nontransferable to other than family members (within the meaning of Treasury Regulation Section 1.83-3(d)). The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended ("Code") to have the Class B Common Stock taxed at the time the undersigned purchased the Class B Common Stock.

                  Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class B Common Stock, to report as taxable income for the undersigned's taxable year ended December 31, 2003 the excess (if any) of the Class B Common Stock's fair market value on December 19, 2003, over the purchase price thereof.

                  The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

                  1. The name, address and social security number of the undersigned:

                           Name:    ___________________________
                           Address: ___________________________
                                    ___________________________

                           Social Security Number:  ___________

                  2. A description of the property with respect to which the election is being made: _______ shares of Class B Common Stock, par value $0.01 per share.

                  3. The date on which the property was transferred: December 19, 2003. The taxable year for which such election is made: the undersigned's taxable year ended December 31, 2003.

                  4. The restrictions to which the property is subject:

                  The unvested shares of Class B Common Stock are subject to repurchase by the Company at the undersigned's original purchase price for such shares of Class B Common Stock in the event the undersigned ceases to be employed by the Company or any of its Subsidiaries (as defined in the Restricted Stock Agreement) for any reason or no reason or upon a Change of Control (as defined in the Restricted Stock Agreement). The vested shares of Class B Common Stock are subject to repurchase by the Company at fair market value for such shares of Class B Common Stock in the event the undersigned ceases to be employed by the Company or any of its Subsidiaries (as defined in the Restricted Stock Agreement) for any reason or no reason or upon a Change of Control (as defined in the Restricted Stock Agreement). The undersigned may not transfer any and all of his or her shares of Class B Common Stock, except in certain circumstances set out in the Restricted Stock Agreement.

                  5. The fair market value on December 19, 2003, of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.01 per share of Class B Common Stock.

                  6. The amount paid for such property: $0.01 per share of Class B Common Stock.

                  7. A copy of this election has been furnished to the person for whom the services are performed: Secretary of the Company pursuant to Treasury Regulation Section 1.83-2(e)(7).

                  This election is being sent to the Internal Revenue Service office with which the undersigned files his or her return. In addition, a copy of this election will be submitted with the income tax return of the undersigned for the taxable year in which the Class B Common Stock was purchased.

Dated: December   , 2003                     ___________________________________
                                             Name: